UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2025 (January 10, 2025)

BOSTON OMAHA CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	001-38113	27-0788438
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 Dodge Street, Suite 3300 Omaha, Nebraska 68102 (Address and telephone number of principal executive offices, including zip code)
(857) 256-0079 (Registrant's telephone number, including area code)
Not Applicable (Former name or address, if changed since last report)

Securities registered under Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Class A common stock, $0.001 par value per share	BOC	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On January 10, 2025, Magnolia Capital Fund, LP ("MCF") exercised in full Class B warrants issued in 2015 and which expire in June 2025 to purchase shares of Class B common stock of Boston Omaha Corporation ("BOC"). Under the terms of the warrants, MCF purchased 1,262 shares of Class B common stock at an exercise price of $10,096.00  ($8.00 per share) and 51,516 shares of Class B common stock at an exercise price of $515,160.00 ($10.00 per share). MCF paid cash in exercising these warrants.  The warrants were originally issued by BOC under an exemption under Section 4(2) of the Securities Act of 1933, as amended. After this transaction, there are no other warrants issued by BOC to purchase Class B common stock. BOC's Class B common stock converts to Class A common stock at a 1:1 conversion rate and the Class B shares have 10 votes for each share of Class B common stock.  Adam K. Peterson, the Chairman, President and Chief Executive Officer of BOC, is the managing member of The Magnolia Group ("TMG") and the powers of disposition and voting of the shares held for MCF are held pursuant to a limited partnership agreement entered into between MCF and TMG.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits. The Exhibit Index set forth below is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Title

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON OMAHA CORPORATION (Registrant)

By:	/s/ Joshua P. Weisenburger
Joshua P. Weisenburger, Chief Financial Officer

Date: January 16, 2025

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